               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 UNITED NATIONAL BANCORP
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                 UNITED NATIONAL
                                  B A N C O R P

                               1130 Route 22 East
                         Bridgewater, New Jersey 08807
                         -----------------------------
                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE
                              HELD ON MAY 18, 1999
                              To Our Shareholders:


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of United National Bancorp (the "Corporation") will be held at the Headquarters Building of the Corporation, 1130 Route 22 East, Bridgewater, New Jersey, on May 18, 1999 at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

        1. Electing seven directors to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified.

        2. An amendment to the Corporation's Certificate of Incorporation to increase the authorized common stock of the Corporation from 16,000,000 to 25,000,000 shares.

        3. Such other business as may properly come before the Meeting or any adjournment thereof.

        Only those shareholders of record as of the close of business on March 25, 1999 will be entitled to notice of, and to vote at, the Meeting. A list of such shareholders will be available at the Meeting.

        An annual disclosure statement covering the Corporation's financial results for the past two years is available, by request, at all branches of the Corporation's subsidiary, United National Bank ("UNB") and that disclosure statement and a copy of the Corporation's Annual Report on Form 10-K (without exhibits)may be obtained by writing Ralph L. Straw, Jr., Vice President, General Counsel, & Secretary, United National Bancorp, P.O. Box 6000, 1130 Route 22 East, Bridgewater, New Jersey 08807-0010, or by calling 908-429-2409.

                                            By Order of the Board of Directors

                                            Ralph L. Straw, Jr.
                                            Ralph L. Straw, Jr.
                                            Vice President, General Counsel, &
                                            Secretary

Bridgewater, New Jersey
April 19, 1999

        THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE CORPORATION. IF YOU ATTEND THE MEETING, YOU MAY SUPERSEDE YOUR EXECUTED PROXY BY VOTING IN PERSON.

        THIS YEAR'S ANNUAL MEETING IS BEING HELD AT THE HEADQUARTERS BUILDING OF THE CORPORATION, 1130 ROUTE 22 EAST, BRIDGEWATER, NEW JERSEY.

                                UNITED NATIONAL

                                  B A N C O R P
                               1130 Route 22 East
                         Bridgewater, New Jersey 08807
                               -------------------
                                 PROXY STATEMENT

                              Dated April 19, 1999

                           --------------------------

                       GENERAL PROXY STATEMENT INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of the Board of Directors of United National Bancorp (the "Corporation") of proxies for use at the Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held at the Headquarters Building of the Corporation, 1130 Route 22 East, Bridgewater, New Jersey, on May 18, 1999 at 10:00 a.m. local time. This Proxy Statement is first being mailed to shareholders on approximately April 16, 1999.

                                         VOTING INFORMATION

        The record date for determining shareholders entitled to notice of and to vote at the Meeting is March 25, 1999. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Meeting.

        On the record date, 11,328,577 shares of the Corporation's Common Stock, $1.25 par value, were outstanding and eligible to be voted at the Meeting. Each share of the Corporation's Common Stock is entitled to one vote.

        All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the election of the seven nominees for director who are named in this Proxy Statement and the amendment to the Corporation's Certificate of Incorporation to increase the authorized common stock of the Corporation from 16,000,000 to 25,000,000 shares, unless the shareholder specifies a different choice by means of the proxy or revokes the proxy prior to the time it is exercised. Should any other matters properly come before the Meeting, the persons named as proxies will vote upon such matters according to their discretion unless the shareholder otherwise specifies in the proxy.

        Please return your proxy in the enclosed envelope (addressed to The Bank of New York, serving as Registrar of our stock) sufficiently early to assure that it will be received prior to the time set for the Meeting. You are, of course, welcome to attend the Meeting and vote in person if you wish.

        Please note that proxies may be revoked in person at the Meeting, or by written and signed order of the shareholder if the revocation notice is delivered to the Corporation's Headquarters, P.O. Box 6000, 1130 Route 22 East, Bridgewater, New Jersey 08807, Attention: Ralph L. Straw, Jr., Vice President, General Counsel, & Secretary, prior to 10:00 a.m. on May 18, 1999.

        The enclosed proxy is solicited by the Board of Directors of the Corporation, and the cost of that solicitation will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers, directors and employees of the Corporation who will not be specifically compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Corporation will reimburse such persons for their reasonable expenses incurred in that connection.

        Approval of the Amendment to the Corporation's Certificate of Incorporation requires the affirmative vote at the Meeting of at least a majority of the shares of United Common Stock voting at the Meeting, whether in person or by proxy. The election of directors requires the affirmative vote of a plurality of the Corporation's Common Stock voted at the Meeting, whether in person or by proxy. The Corporation's Board of Directors unanimously recommends a vote FOR the Amendment to the Corporation's Certificate of Incorporation and FOR management's nominees for Director.

        At the Meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and the Corporation's Certificate and Bylaws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of the vote. Where state law or the Corporation's Certificate or Bylaws require that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative votes.

                                  I.  ELECTION OF DIRECTORS

        The Corporation's Board of Directors has been divided into three classes of approximately equal size. Directors are generally elected for three-year terms on a staggered-term basis, so that the term of office of one class will expire each year and the terms of office of the other classes will extend for additional periods of one and two years, respectively. This year five nominees have been nominated to serve three-year terms expiring in 2002 and two nominees have been nominated to serve one-year terms expiring in 2000.

        Shareholders will elect seven directors at the Meeting. Table I identifies the nominees selected by the Board of Directors for election to the Board at the Meeting. Table II identifies the individuals whose terms of office extend beyond the Meeting.

        Unless a shareholder either indicates "without authority" on the proxy, or indicates on the proxy that his or her shares should not be voted for certain nominees, it is intended that the proxy be voted for all of the persons named in Table I to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified.

        Table I and Table II set forth the names and ages of the nominees for election to director, the directors whose terms extend beyond 1999, the other positions and offices presently held by each person within the Corporation, the period during which each person has served on the Board of Directors of the Corporation (or, for the period prior to August 1, 1988, the Board of Directors of the Corporation's primary subsidiary, United National Bank ("UNB')), the expiration of their respective terms, and the principal occupations and employment of each such person during the past five years.

                                            TABLE I
                             NOMINEES FOR ELECTION AS DIRECTORS


                                     Director                   Principal Occupation or
Name                      Age    Since    Expiration        Employment for Past Five Years
----------------------------------------------------------------------------------------------
C. Douglas Cherry         62     1993        2002           President and CEO Cherry, Weber &
                                                            Associates, P.C.(consulting engineers).

Thomas C. Gregor          53     1992        2002           Chairman of the Board, President
                                                            and Chief Executive Officer of
                                                            the Corporation and UNB.

William T. Kelleher, Jr.  47     1983*       2000           Partner, Kelleher & Moore,
                                                            Attorneys at Law, Somerville,N.J.

Patricia A. McKiernan     60     1996        2002           Executive Vice President,
                                                            HMC Foundation.

Arlyn D. Rus              58     1971*       2000           Vice-Chairman of the Board,
                                                            formerly Chairman, President and CEO of
                                                            Raritan Bancorp, Inc., President and CEO of
                                                            Raritan Savings Bank.

David R. Walker           64     1994        2002           Consultant, formerly Vice
                                                            Chairman, Bollinger-Fowler
                                                            Company (insurance agency).

George J. Wickard         67     1993        2002           Retired; formerly Vice President
                                                            and General Manager, United
                                                            Telephone of New Jersey, Inc.




      *Includes prior service as director of Raritan Bancorp, Inc. and Raritan Savings Bank. Raritan was merged into the Corporation on March 31, 1999 and Messrs. Kelleher and Rus were appointed to United's Board in connection with the merger.

                                            TABLE II

                 DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING


                                     Director                      Principal Occupation or
Name                         Age      Since      Expiration     Employment for Past Five Years
----------------------------------------------------------------------------------------------
George W. Blank              60      1994          2001         President and Chief Executive
                                                                Officer, The MedTech Group,Inc.

Donald A. Buckley            72      1987          2000         Retired; previously President
                                                                and Chief Operating Officer of the
                                                                Corporation, Chairman of
                                                                the Board of UNB; served as
                                                                President and Chief Executive Officer of
                                                                UNB until June 1992.

Charles E. Hance             55      1981          2001         Managing Attorney, Hance & Associates
                                                                (law firm), formerly Senior
                                                                Vice President and General Counsel,
                                                                Beneficial Management Corporation of America.

John R. Kopicki              55      1993          2001         President and Chief Executive
                                                                Officer of Muhlenberg
                                                                Regional Medical Center.

Antonia S. Marotta           69      1994          2000         Retired; founder and former
                                                                President, Lean Line, Inc.
                                                                (weight loss motivation programs).

John W. McGowan III          47      1996          2001         Attorney and Director; Herold
                                                                and Haines, PA (law firm).
                                                                Specializing in corporate
                                                                transactions and bank lending matters.

Charles N. Pond, Jr.         47      1996          2000         Owner, operator, The Oil
                                                                Peddler, Inc. and General
                                                                Manager, Hall Oil Company, Inc.
                                                                (retail fuel oil).

Paul K. Ross                 50      1998          2001         Principal, Ross, Rosenthal &
                                                                Co., L.L.P. Managing Partner,
                                                                Ross Holding & Management Co.

Ronald E. West               49      1994          2000         Vice President-Client
                                                                Relations, BCI, Inc.
                                                                (information systems)
                                                                formerly Senior Manager,
                                                                Telecommunications & Office
                                                                Automation, Shearman &
                                                                Stirling (law firm).


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     The Corporation's Board of Directors had four regular and two special meetings in 1998.

     There were five standing committees appointed by the Corporation's Board at the April, 1998 meeting. These are in addition to the nine Committees of the UNB Board. The Corporation's Committees are:

     Executive Committee. The principal function of the Executive Committee is to exercise the authority of the Board of Directors in the management and affairs of the Corporation, as required, between meetings of the Board. The members are Mr. Gregor (Chairman), Messrs. Buckley, McGowan, Walker and Wickard. The Executive Committee did not meet during 1998.

     Audit Committee. This committee (which also serves as the audit committee for UNB) supervises internal audits of the Corporation and UNB, reviews reports of internal and external auditors engaged by the Corporation and UNB, makes recommendations for changes in relevant systems and policies, and recommends the appointment of outside auditors. The members are Mr. Wickard (Chairman) and Messrs. Cherry and Pond, and Mrs. McKiernan. The Audit Committee met five times during 1998.

     Nomination Committee. The committee makes recommendations with respect to nominees for election to the Board of Directors at the Annual Meeting of Shareholders and nominees to fill vacancies in the Board membership between meetings. The Nomination Committee has not established specific procedures for receiving recommendations from shareholders for nominees for election to the Board of Directors, but will consider any such recommendations brought to the attention of the committee. Members of the committee are Mr. Gregor (Chairman), Madams Marotta and McKiernan and Messrs. Cherry, Hance, and Wickard. The Nominating Committee met twice during 1998. Kenneth W. Turnbull served as Chairman of the committee until his retirement from the United Board in April 1998. Mr. Turnbull was replaced as Chairman by Mr. Gregor and Mr. Cherry was added to the committee.

     Strategic Planning Committee. This committee develops a strategic plan containing the Corporation's mission statement and assesses progress periodically. The committee also reviews capital adequacy and other resources. The members are Mr. Gregor (Chairman), Messrs. Kopicki, McGowan, Pond and West, as well as four non-director officers of the Corporation. The Strategic Planning Committee did not meet during 1998.

     Stock Based Incentive Plan Committee. This committee has full power and discretion to interpret and administer the Corporation's Long Term Stock Based Incentive Plan. The committee establishes selection guidelines and selects eligible persons for participation in the Plan. Members of the committee are Mr. Blank (Chairman), Madams Marotta and McKiernan and Messrs. Cherry, Hance, Kopicki, Pond, Ross, Walker, West and Wickard. The committee met once during 1998.

     All Directors attended no fewer than 75% of the total number of meetings held by the Corporation Board and all committees of the Board on which they served (during the period they served) in 1998, except Mr. Kopicki who attended 69% and Mr. Ross who attended 70% of such meetings.

                             DIRECTORS' COMPENSATION

     The Directors of the Corporation receive a retainer of $4,000 per year and UNB Directors $3,500. In addition, the Corporation and UNB Directors receive $500 for each Board and $450 for each committee meeting attended. Mr. Blank received an additional $3,000 as Chairman of both the Stock Based Incentive Plan Committee and the UNB Compensation Committee, and Mr. Wickard received an additional $4,000 as Chairman of both the Corporation and UNB Audit Committees.

     The total fees paid to all Directors for the Corporation's Board and committee meetings during 1998 were $153,423. The total fees paid to all Directors for UNB Board and committee meetings during 1998 were $259,799. These amounts include fees which Directors elected to defer under a deferred compensation plan. In addition, the exercise of 2,383 options by Mr. Marder and 1,544 options by Mr. Wickard under the Director Plan (described below) resulted in compensation to these directors (in Mr. Marder's case, former director) of $64,069, which represents the difference between the exercise price and fair market value to the date of exercise. These were the only exercise of options under the Director's Plan in 1998.

     The Corporation has a stock option plan (the "Director Plan") under which each director of the Corporation who is not also an employee of the Corporation or its affiliates, and has not been an employee for at least one year (a "Non-Employee Director), is eligible to receive options. Following the Corporation's 1995 Annual Meeting at which shareholders approved the Director Plan, each then current director of the Corporation except Mr. Gregor, a total of 11 persons, was granted an option to purchase 1,000 shares of Common Stock. Thereafter, each eligible person who is elected or re-elected at an annual meeting of the Corporation's shareholders will be automatically granted an option, with the number of shares purchasable thereunder based on the term to which such person is elected: 1,000 shares for a three-year term, 667 shares for a two-year term, or 333 shares for a one-year term. An amendment to the Director Plan (the "Plan Amendment") was approved at the 1997 Annual Meeting. The Plan Amendment increased the total number of shares authorized for issuance under the Director Plan from 35,000 to 65,000 (such figures are stated without giving effect to the July 1, 1997 two-for-one stock split (the "1997 Stock Split")). Assuming that all Non-Employee Director nominees are elected at this year's Meeting, each of Messrs. Cherry, Walker and Wickard and Mrs. McKiernan will be granted an option to purchase 4,800 shares of Common Stock while Messrs. Kelleher and Rus will be granted 1,600 options to purchase shares of Common Stock (taking into effect the 1997 stock split).

     The Corporation has established a deferred compensation plan ("Deferred Compensation Plan") for Non-Employee Directors of the Corporation and UNB. A participating director may defer up to 100% of his/her monthly board fees and/or retainer into the Deferred Compensation Plan. Amounts deferred earn interest at a rate determined annually in accordance with the following: the interest rate will be equal to the greater of (i) 8% or (ii) the annual rate of return on equity for UNB for the immediately preceding year minus 5%, provided, however, that "(ii)" shall only be applicable if UNB's equity-to-asset ratio for the year is 8% or greater. At retirement, the benefit under the Deferred Compensation Plan is payable in the form of a monthly annuity for 10 years. In the event of the director's disability prior to attainment of his benefit eligibility date, the director may request that the Board permit him to receive an immediate disability benefit equal to the annuitized value of the director's deferral account and payable monthly over a 10-year period. In the event of a director's death prior to attainment of his benefit eligibility date, the director's beneficiary is entitled to a monthly survivor benefit payable for a 10 year period. The Deferred Compensation Plan also provides a $10,000 death benefit payable to the director's beneficiary. Presently, eight Non-Employee Directors of the Corporation and nine Non-Employee Directors of UNB are participating in the Deferred Compensation Plan.

             STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDER

     The following table sets forth, as of January 31, 1999, the number of shares of the Corporation's outstanding Common Stock beneficially owned by the Directors of the Corporation, the nominees for Director, the executive officers of the Corporation for whom individual information is required to be set forth in this Proxy Statement ("Named Officers") pursuant to the regulations of the Securities and Exchange Commission (the "Commission"), all Directors and executive officers of the Corporation as a group, and each person or group known by the Corporation to be the beneficial owner of more than 5% of Corporation's outstanding common stock.



                                                                     Percent of
                                              No. of Shares        Outstanding
             Name                          Beneficially Owned         Shares
             ----                         --------------------     -------------
       George W. Blank                              9,101 (1)           *
       Donald A. Buckley                           30,993 (2)           *
       C. Douglas Cherry                           15,446 (3)           *
       Warren R. Gerleit                           45,943 (4)           *
       Thomas C. Gregor                            92,289 (5)           *
       Charles E. Hance                             8,581 (6)           *
       William T. Kelleher, Jr.                    85,783               *
       John R. Kopicki                              6,175 (7)           *
       Donald W. Malwitz                           37,629 (8)           *
       Antonia S. Marotta                          10,320 (9)           *
       Patricia A. McKiernan                        3,668 (10)          *
       John W. McGowan III                          5,345 (11)          *
       Charles N. Pond, Jr. (13)                   26,134 (12)          *
       Paul K. Ross                                13,640 (14)          *
       Arlyn D. Rus                               376,262 (15)         2.54%
       Ralph L. Straw, Jr.                         24,417 (16)          *
       Richard G. Tappen                            2,952               *
       David R. Walker                             33,715 (17)          *
       Ronald E. West                               8,051 (18)          *
       George J. Wickard                            7,085 (19)          *
       Directors and Executive Officers as
         a Group  (27 persons)                    946,228 (20)(21)     6.39%

           5% Shareholder
  ----------------------------
           Mrs. C. Northrop Pond (13)
             1241 Cooper Road
             Scotch Plains, NJ 07076              788,716 (22)         5.33%
  ---------------------------------------
*     Less than one percent.




(1) Of this total, 4,719 shares are held by Mr. Blank and he has the right to acquire an additional 4,382 shares pursuant to options exercisable within 60 days. Of the shares held by Mr. Blank, 462 shares are held by Mr. Blank's wife.

(2) Of this total, 24,639 shares are held by Mr. Buckley and he has the right to acquire an additional 6,354 shares pursuant to options exercisable within 60 days.

(3) Of this total, 10,352 shares are held by Mr. Cherry and he has the right to acquire an additional 5,094 shares pursuant to options exercisable within 60 days.

(4) Of this total, 9,564 shares are held by Mr. Gerleit and he has the right to acquire an additional 36,379 shares pursuant to options exercisable within 60 days.

(5) Of this total, 18,555 shares are held by Mr. Gregor and he has the right to acquire an additional 73,734 shares pursuant to options exercisable within 60 days. Of the shares held by Mr. Gregor, 2,681 shares are held by Mr. Gregor's wife.

(6) Of this total, 4,199 shares are held by Mr. Hance and he has the right to acquire an additional 4,382 shares pursuant to options exercisable within 60 days.

(7) Of this total, 1,793 shares are held by Mr. Kopicki and he has the right to acquire an additional 4,382 shares pursuant to options exercisable within 60 days.

(8) Of this total, 8,846 shares are held by Mr. Malwitz and he has the right to acquire an additional 28,783 shares pursuant to options exercisable within 60 days.

(9) Of this total, 3,966 shares are held by Mrs. Marotta and she has the right to acquire an additional 6,354 shares pursuant to options exercisable within 60 days.

(10) Of this total, 1,196 shares are held by Mrs. McKiernan and she has the right to acquire an additional 2,472 shares pursuant to options exercisable within 60 days.

(11) Of this total, 1,936 shares are held by Mr. McGowan and he has the right to acquire an additional 3,409 shares pursuant to options exercisable within 60 days.

(12) Of this total, 21,579 shares are held by Mr. Pond and he has the right to acquire an additional 4,555 shares pursuant to options exercisable within 60 days.

(13) Mrs. Pond and Charles N. Pond, Jr. are mother and son.

(14) Of this total, 5,720 shares are held by Mr. Ross and 6,160 shares are held in a Trust for which Mr. Ross is beneficiary.

(15) Of this total, 253,048 shares are held by Mr. Rus and he has the right to acquire an additional 123,214 shares pursuant to options exercisable within 60 days. Of the shares held by Mr. Rus, 5,289 shares are held by Mr. Rus's wife.

(16) Of this total, 8,128 shares are held by Mr. Straw and he has the right to acquire an additional 16,289 shares pursuant to options exercisable within 60 days.

(17) Of this total, 28,621 shares are held by Mr. Walker and he has the right to acquire an additional 5,094 shares pursuant to options exercisable within 60 days. Of the shares held by Mr. Walker, 539 shares are held by Mr. Walker's wife.

(18) Of this total, 1,697 shares are held by Mr. West and he has the right to acquire an additional 6,354 shares pursuant to options exercisable within 60 days.

(19) Of this total, 6,262 shares are held by Mr. Wickard and he has the right to acquire an additional 823 shares pursuant to options exercisable within 60 days.

(20) The total of 946,228 shares includes 13,641 shares held jointly or individually by spouses and/or other members of the household of the directors and all executive officers.

(21) The total unnamed executive officers have the right to purchase 61,302 shares pursuant to options exercisable within 60 days.

(22) Mrs. Pond holds 294,964 shares in her personal trust. The remaining 493,752 shares in this figure are held in trusts for which Mrs. Pond serves as Trustee and has the sole voting rights.

                                    EXECUTIVE COMPENSATION
General

          Compensation of the Corporation's executives is described below in the tabular format mandated by the Commission. The letters in parentheses below each column heading are the letters designated by the Commission for such columns, and are provided to make it easier to compare the compensation of the Corporation's executives with that of the executives of other Commission reporting companies. The absence of any table or column designated by the Commission means that no compensation was paid or earned which would be required to be described in such table or column.

Summary Compensation Table

        The following table summarizes all compensation earned in the past three years for services performed in all capacities for the Corporation and UNB with respect to the Named Officers.





                                    SUMMARY COMPENSATION TABLE

                                                                   Long Term Compensation
                                                             -----------------------------------
                                                                            Awards
                                                             -----------------------------------
       (a)                              Annual Compensation        (e)            (f)
     Name and                          ----------------------  Restricted      Securities          (g)
    Principal                   (b)      (c)          (d)        Stock         Underlying       All Other
    Position                   Year   Salary ($)     Bonus ($)   Award(s)($)  Options/SARs   (#)Compensation ($)
    --------                   ----   ----------     ---------  -----------   ------------   -------------------
Thomas C. Gregor,             1998    280,000       145,000       ---         12,925         8,624 (1)
 Chief Executive Officer      1997    260,000       130,000       ---         17,840         8,611 (4)
 of the Corporation and UNB   1996    240,000       110,000       ---         21,013         8,196 (5)

Warren R. Gerleit,            1998    165,300       50,000        ---         4,235          8,624 (1)
 Executive VP, Lending and    1997    155,300       46,500        ---         8,862          7,480 (4)
 Branch Administration of UNB 1996    135,300       40,500        ---         9,888          7,464 (5)

Donald W. Malwitz,            1998    155,000       46,500        ---         4,015          8,374 (1)
 VP & Treasurer of the        1997    147,000       44,100        ---         7,463          5,104 (4)
 Corporation and Executive    1996    140,000       35,000        ---         8,899          4,896 (5)
 VP & Chief Financial
  Officer of UNB

Ralph L. Straw, Jr.,          1998    138,000       41,400        ---   (3)   3,575          7,524 (1)
 VP, General Counsel, &       1997    130,000       39,000        ---         4,198          7,194 (4)
 Secretary of the Corporation 1996    120,000       30,000        ---         4,945          6,696 (5)
 and Executive VP, Cashier
 and General Counsel of UNB

Richard G. Tappen             1998    138,000       41,400      40,950  (2)(3)  ---          2,894  (1)
 Executive VP, Real Estate    1997    135,000          ---        ---           ---             72  (4)
 Group                        1996        ---          ---        ---           ---              ---



--------------
(1) The amounts shown represent UNB's 1998 contribution on behalf of the executive to the 401(k) Plan (Mr. Gregor ---$8,000; Mr. Gerleit ---$8,000; Mr. Malwitz ---$7,750; Mr. Straw ---$6,900; and Mr. Tappen --- $2,383) and
    term life insurance premiums paid for the executive by UNB (Mr. Gregor ---$624; Mr. Gerleit --- $624; Mr. Malwitz ---$624; Mr. Straw ---$624; and
    Mr. Tappen ---$511).

(2) This represents a grant of 1,800 shares of restricted stock, which stock vests 50% two years after the date of grant, an additional 25% after three years, and the remaining balance after four years. The restricted stock also vests in full upon retirement under normal conditions. All Dividends on the restricted stock, whether in cash or securities, are fully vested immediately. The dollar amount shown reflects the value at the date of grant.

(3) As of December 31, 1998, Mr. Straw held 300 shares of restricted stock with a value of $6,825; and Mr. Tappen held 1,800 shares of restricted stock with a value of $40,950.

(4) The amounts shown represent UNB's 1997 contribution on behalf of the executive to the 401(k) Plan (Mr. Gregor ---$7,917; Mr. Gerleit ---$6,786; Mr. Malwitz ---$4,410; Mr. Straw ---$6,500; and Mr. Tappen --- $-0-) and
    term life insurance premiums paid for the executive by UNB (Mr. Gregor ---$694; Mr. Gerleit --- $694; Mr. Malwitz ---$694; Mr. Straw ---$694; and
    Mr. Tappen ---$72).

(5) The amounts shown represent UNB's 1996 contribution on behalf of the executive to the 401(k) Plan (Mr. Gregor ---$7,500; Mr. Gerleit ---$6,765; Mr. Malwitz ---$4,200; and Mr. Straw ---$6,000 and term life insurance premiums paid for the executive by UNB (Mr. Gregor ---$696; Mr. Gerleit ---$696: Mr. Malwitz --- $696; and Mr. Straw ---$696.

Option Grants in 1998

     The following table shows the options granted to Named Officers in 1998, and their potential value at the end of the option term, assuming certain levels of appreciation of the Corporation's Common Stock. While the Commission-mandated column headings refer to stock appreciation rights ("SARs"), the Corporation has not awarded any SARs to its executive officers.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                             Individual Grants
                                 --------------------------------------------     Potential Realizable Value
                                                Percent of                        at Assumed Annual Rates of
                                 Number of        Total                            Stock Price Appreciation
                                Securities     Options/SARs                        for Option Term (2)
                                Underlying      Granted to       Exercise or    -----------------------------   ----------
                               Options/SARs    Employees in       Base Price    Expiration
          Name                  Granted (#)     Fiscal Year        ($/Sh)          Date            5%($)          10%($)
          ----                --------------   -------------     -----------    ----------       -------         -------
         (a)                      (b)             (c)              (d)             (e)             (f)             (g)
Thomas C. Gregor                12,925 (3)         25%            24.773         2/17/08         201,366          510,302
Warren R. Gerleit                4,235 (3)          8%            24.773         2/17/08          65,980          167,205
Donald W. Malwitz                4,015 (3)          8%            24.773         2/17/08          62,552          158,519
Ralph L. Straw, Jr.              3,575 (3)          7%            24.773         2/17/08          55,697          141,147
Richard G. Tappen                2,970 (3)          6%            24.773         2/17/08          46,271          117,261




--------------------

(1) All options are adjusted for stock dividends and the 1997 stock split.

(2) The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

(3) These options become exercisable at the rate of 50% on February 17, 2000, 25% on February 17, 2001 and 25% on February 17, 2002.

Aggregated Option Exercises in 1998 and Year-End Option Value

     The following table shows options exercised during 1998, and the value of unexercised options held at year-end 1998, by the Named Officers. The Corporation does not use SARs as compensation.


                     AGGREGATED OPTIONS/SAR EXERCISES IN THE
                  LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                                      Number of Securities             Value of Unexercised
                                                                     Underlying Unexercised               In-The-Money
                                                                        Options at Fiscal               Options/SARs at
                            Shares Acquired            Value              Year-End (#)                 Fiscal Year-End($)
Name                         On Exercise (#)        Realized ($)      Exercisable/Unexercisable     Exercisable/Unexercisable
----                         ---------------        ------------      -------------------------     -------------------------
(a)                                (b)                  (c)                      (d)                           (e)
Thomas C. Gregor                   ---                  ---                 55,630/45,202                 603,304/215,795

Warren R. Gerleit                  ---                  ---                 27,511/20,006                 298,745/104,648

Donald W. Malwitz                  ---                  ---                 21,517/17,237                 282,564/87,340

Ralph L. Straw, Jr.                ---                  ---                 10,334/12,865                 105,467/68,322

Richard G. Tappen                  ---                  ---                    0/2,970                         0/0












Pension Plan

     UNB has a regular Pension Plan under which executive officers and salaried employees may qualify under essentially the same standards. The annual pension payable under the Pension Plan is equal to the sum of:

     (1) The employee's accrued benefit as of December 31, 1986 (1.1875% of 1986 basic compensation, plus 0.5% of such compensation in excess of $7,800; all multiplied by the number of years of credited service as of December 31, 1986);
plus

     (2) From January 1, 1987 through December 31, 1988, and for each year after
December 31, 1988 in which the employee has less than 35 years of benefit accruals, 1.5% of basic compensation for such year, plus 0.5% of such compensation in excess of $7,800; plus

     (3) For each year after December 31, 1988 in which the employee has 35 or more years of benefit accruals, 2% of basic compensation for such year.


     In 1994, a $150,000 compensation limit became effective on pension plans.
In 1998, the limitation was $160,000. Only Mr. Gregor and Mr. Gerleit are affected at this time and their benefit declined when compared to last year.

     The estimated annual benefits payable upon retirement at normal retirement age (65) to the Named Officers are:


                            Estimated Annual Benefits


                                    Assuming 4% Annual            Assuming No
       Name                          Salary Increases           Salary Increases
       ----                         ------------------          ----------------
Thomas C. Gregor                     $ 68,517                    $ 57,672
Warren R. Gerleit                      78,821                      63,034
Donald W. Malwitz                      92,256                      84,531
Ralph L. Straw, Jr.                    40,528                      35,290
Richard G. Tappen                      68,840                      47,953


Supplemental Executive Retirement Plan


     The Corporation has adopted a non-tax qualified retirement plan for certain of its executives ("SERP") to supplement the benefit such executives can receive under the Corporation's 401(k) and defined benefit pension plan. The SERP is designed to provide a benefit (less the benefits estimated to be provided under the tax-qualified plans) that is equal to 60% of the executive's final salary (or 70%, in the case of the benefit provided to Mr. Gregor). The benefit is payable over a period of 15 years. In the case of an executive's involuntary termination of employment for any reason (other than for cause, death or disability) or voluntary termination of employment in connection with a change in control, the executive is entitled to a benefit payable at age 65 (the "Benefit Age") equal to the full retirement benefit that he or she would have received had he or she remained in the employ of the Corporation or UNB and retired at his or her Benefit Age. In the event of the executive's request to receive an immediate disability benefit, in lieu of a retirement benefit, such benefit will be payable, beginning 30 days following the executive's request, in a lump sum. In the event of the executive's death while employed, the SERP provides a survivor's benefit equal to the benefit payable to the executive as if the executive remained employed until his or her Benefit Age. The SERP also provides a $10,000 death benefit payable to the executive's beneficiary. In the event that the executive makes a timely election, he or she can receive his or her retirement benefit in a lump sum instead of an annuity. The Corporation and the executives have established trusts which generally have purchased life insurance policies on the lives of the executives in order to fund the benefit obligation under the SERP. The SERP has six participants, including Messrs. Gregor, Gerleit, Malwitz and Straw. The estimated pre-tax benefit payable upon retirement at the executives benefit eligibility date is $209,911, $76,145, $32,017 and $63,094, for Messrs. Gregor, Gerleit, Malwitz and Straw, respectively.

Death Benefit Only Plan

     The Corporation has established a death benefit only plan ("DBO Plan") for certain officers who are not participants in the SERP. The DBO Plan provides that in the event a participant dies prior to retirement, or in the event that a participant's employment is involuntarily terminated prior to retirement for any reason (other than for cause) and the participant dies prior to attaining retirement age, the participant's beneficiary will be entitled to a lump sum benefit equal to the difference between what the participant is projected to receive from the tax-qualified plans sponsored by the Corporation if the participant had remained employed by the Corporation or UNB until retirement age, and the amount the participant actually receives under the tax-qualified retirement plans. The benefit under the DBO Plan is payable in a lump sum. The DBO Plan also provides a $10,000 death benefit payable to the executive's beneficiary, provided, however, that no additional $10,000 death benefit will be available under the DBO Plan if the executive is entitled to such a benefit as a participant in the Deferred Compensation Plan or the Bonus Plan. The DBO Plan has four participants. The Corporation has established a non-qualified grantor trust which has purchased life insurance policies on the lives of the executives in order to fund the benefit obligation under the DBO Plan. For the 1998 fiscal year, the Corporation was not required to accrue a contribution to the DBO Plan.

Employment, Termination of Employment and Change of Control Arrangements

     As of July 1, 1998, the Corporation and UNB entered into employment and change-in-control agreements with eight executive officers, including the five Named Officers. Each agreement provides for the employment of the executive from June 1, 1998 through July 30, 2003, at a minimum base salary equal to the executive's salary as of July 1, 1998. Under the agreement, the executive is entitled to participate in all incentive compensation and stock award plans, all pension, profit sharing or other retirement plans, and all medical, disability and life insurance plans made available to other executives of the Corporation. Such plans may not be terminated or altered in a manner adverse to the executive following a change in control of the Corporation, as defined in the agreement.

     Each agreement also provides for the following compensation upon termination of the executive's employment; upon the executive's death up to six months' base salary to the extent that the Corporation has not provided life insurance with benefits equal to 200% of the executive's base salary; upon termination due to disability, up to six months' base salary to the extent that the Corporation has not provided disability insurance with benefits equal to 100% of the executive's base salary; if the termination is by the Corporation due to the executive's poor performance (which form of termination is only permitted prior to a change in control), one year's base salary; if the termination is by the Corporation without cause prior to a change in control, two years' base salary; if the termination is by the Corporation without cause after a change in control or after a change in control the executive resigns for good reason (generally defined to include material reductions in the executive's status or benefits), a lump sum equal to (x) the cash value (determined by a formula) of any stock options, restricted stock or other stock plan awards from the Corporation to the executive which are not vested on the date of the termination, plus (y) a multiple (2.99 for Mr. Gregor and 2.0 for the other executives) of the average annual compensation (including base salary and bonus) paid to the executive during the five year period prior to the change in control. The change in control payments to the executives will be increased if and to the extent necessary to compensate for additional taxes and surcharges imposed upon excess parachute payments under
Section 280G of the Internal Revenue Code, which limits all payments contingent on a change in control to an amount not to exceed three times the executive's average taxable wage compensation in the five years prior to a change in control.

     Each agreement defines "change in control" generally to mean any of the following: (1) any person or group (other than the Corporation) acquires 25% or more of the Corporation's and/or UNB's voting securities or all or substantially all of its assets; (2) the Corporation and/or UNB agrees to merge with an unaffiliated entity and (a) the corporation's or UNB's directors immediately prior to such merger will constitute less than a majority of the directors of the surviving entity or (b) less than 75% of the outstanding voting securities of the surviving entity will be beneficially owned by the stockholders of the Corporation immediately prior to the merger; (3) the Corporation and/or UNB agrees to transfer all or substantially all of its assets, other than to a wholly-owned subsidiary of the Corporation; or (4) a majority of the directors of either the Corporation or UNB are persons who were not (a) directors on July 1, 1998 ("current members"), (b) nominated by the affirmative vote of a majority of the current members at the time of their nomination ("future designees") or
(c) nominated by the affirmative vote of a majority of the current members and future designees, taken as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers to file reports of holdings and transactions in the Corporation's Common Stock with the Commission. Based on the Corporation's review of all reports furnished to it for 1998 pursuant to Section 16(a), the Corporation believes all of the reports required to be filed under
Section 16(a) were filed on a timely basis with respect to the Corporation's fiscal year ended December 31, 1998.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of UNB's Compensation Committee during 1998 were Messrs. Blank (Chairman), Buckley, Gregor, Kopicki and McGowan.

     Among those who served on the Board of Directors during 1998 and thus were ultimately responsible for setting executive officer compensation, Mr. Gregor was himself an executive officer of the Corporation. Mr. Gregor participated in deliberations of the Corporation's and UNB's boards of directors concerning compensation of executive officers other than himself.

                              CERTAIN TRANSACTIONS

     Directors and officers of the Corporation and their associates were customers of and had transactions with UNB in the ordinary course of business during the year ended December 31, 1998. Similar transactions may be expected to take place with the Corporation's subsidiaries in the future. Outstanding loans and commitments made by UNB in transactions with the Corporation's directors and officers and their associates were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

     John W. McGowan III and William T. Kelleher, Jr., directors of the Corporation, were principals in law firms which performed legal services for UNB and Raritan Savings Bank ("Raritan") during 1998 and will continue to perform services for UNB in 1999. During 1998, Mr. McGowan's law firm was paid $28,016.70 directly by UNB, $1,086.36 directly by Raritan, $73,239.59 directly by customers of UNB and nothing directly by customers of Raritan for the law firm's representation of UNB and Raritan regarding loan transactions with such customers.

During 1998, Mr. Kelleher's law firm was paid $102,254.80 directly by Raritan, $ 135.00 directly by UNB, nothing directly by customers of Raritan and $32,555 directly by customers of UNB for the law firm's representation of Raritan and UNB regarding loan transactions with such customers. For additional information see "Compensation Committee Interlocks and Insider Participation" above.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The following report, a requirement of the Commission, was prepared by the Board of Directors of the Corporation. Messrs. Kelleher and Rus became directors on March 31, 1999, and therefore did not participate in the preparation of this report.

     UNB is the primary subsidiary of the Corporation, and the compensation of senior officers of UNB (who may be deemed "executive officers" of the Corporation for Commission reporting purposes) is normally established by the full Board of Directors of UNB, based on recommendations made to it by its Compensation Committee. The Compensation Committee is composed of five directors who, in 1998, were Messrs. Blank (Chairman), Buckley, Gregor, Kopicki and McGowan. Mr. Gregor does not participate in the committee deliberations with respect to his own compensation.

     The Board of Directors of UNB uses a performance-based bonus program to determine bonuses for all UNB employees. The Board of Directors or, in the case of employees under the rank of Vice President, UNB management, sets specific, measurable goals to be attained by both UNB and the individual officer or employee. At year end, the performance of both UNB and the officer or employee are measured and bonuses are determined using a matrix under which the performance of UNB and the officer or employee each contribute to the bonus available for such officer or employee. Specified levels of performance must be met by both UNB and the officer or employee before any bonus is payable.

     In addition, the Corporation makes available to all employees, including Named Officers, a 401(k) Plan pursuant to which the employees may make contributions and the Corporation may match such contributions, up to a maximum match of 5% of the employee's compensation. In 1998, the Corporation undertook to match 50% of each employee's contribution (up to the 5% compensation cap) and to match an additional 50% (subject to the cap)if UNB met its approved budget for the year. That budget was met and employee contributions were matched 100% in 1998.

     During 1998, Mr. Thomas C. Gregor served as Chairman, President and Chief Executive Officer of UNB, and Chairman, President and Chief Executive Officer of the Corporation. Mr. Gregor's base salary for 1998 was set by the Board of UNB based upon his performance in executing his responsibilities in those positions in 1997 and the performance anticipated from him in 1998 and future years. The Board also considered the objectives set by the Board for UNB for 1997, the overall performance of the Corporation and UNB and Mr. Gregor's ability to develop and motivate employees to meet the Corporation's short- and long-term objectives. Mr. Gregor's 1998 bonus was set based on the matrix derived under UNB's performance-based bonus program, described above. The financial measures used to determine Mr. Gregor's performance on the matrix were the achievement of projected budget results, the completion of specified corporate projects for 1997 within time and within budget results, the achievement of specified minimum financial ratios, the achievement of specified goals with respect to UNB's internal quality program, financial performance and growth, and competitive considerations.

     Specially included in the financial measures referred to above and considered by the Compensation Committee were return on equity ("ROE"), net interest margin ("NIM") and the efficiency ratio. ROE for the years 1996, 1997 and 1998, was 13.26, 14.34 and 13.42 respectively. The Corporation's peer group comparative ratios were 13.59, 15.00 and 14.24. NIM for 1996, 1997 and 1998 for the Corporation was 4.98, 4.95 and 4.51. Comparatively, the Corporation's peer group numbers were 4.39, 4.38 and 4.21. The Corporation's efficiency ratio in 1996, 1997, and 1998, respectively, was 61.62%, 61.02% and 63.52%. For the peer group the ratios were 56.12%, 55.49%, and 56.98%, respectively. In evaluating these financial measures, the Committee also considered the impact of corporate initiatives including mergers and de novo branch openings for which the foregoing numbers have not been adjusted. The Committee further specifically considered relative to 1998 bonuses in connection with its overall assessment of the achievement of corporate goals and growth, the announcement of the proposed acquisition of Raritan Bancorp Inc., by the Corporation in September 1998.

     With respect to 1998 compensation for senior officers, the Compensation Committee based its recommendations, and the full Board based its actions, on the duties and responsibilities of the officer in question, the performance of UNB and of the particular officer in 1997, the performance anticipated from the officer in 1998 and future years, and competitive factors. Based upon UNB's performance-based bonus program, described above, bonuses for each senior officer were set based on a matrix, which in turn was based on goals set for the senior officer and for UNB as a whole. The CEO or, in some instances, the senior officer's other supervising officer, set the goals for each senior officer.

     Another compensation tool which the Board uses to relate executive compensation to the performance of the Corporation and UNB as a whole is the Corporation's Stock Based Incentive Plan. Recommendations for awards under this plan are made to the full Board of Directors by its Stock Based Incentive Plan Committee. The Committee is composed of non-management outside directors who, in 1998, were Messrs. Blank (Chairman), Cherry, Hance, Kopicki, Pond, Ross, Walker, West and Wickard and Madams Marotta and McKiernan. Mr. Gregor was awarded options to acquire 12,925 shares of Corporation Common Stock pursuant to this plan in 1998, and other Named Officers were awarded a total of 14,795 options under this plan in 1998.

     Detailed information related to the compensation of the Named Officers is shown in the compensation tables above.

     As part of the 1993 Omnibus Budget Reconciliation Act ("OBRA '93") --- under Section 162(m) of the Internal Revenue Code --- effective for taxable years beginning on or after January 1, 1994, companies are subject to limits on the deductibility of executive compensation. OBRA '93 limited deductible compensation for each executive officer to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation which is approved by shareholders. Based on its 1998 salaries, profit-sharing awards and incentive plan awards, the Corporation does not expect any of its executive officers to exceed the $1 million deductibility threshold during the 1999 tax year.

        The Board of Directors

                      George W. Blank                     John W. McGowan III
                      Donald A. Buckley                   Patricia A. McKiernan
                      C. Douglas Cherry                   Charles N. Pond, Jr.
                      Thomas C. Gregor                    Paul K. Ross
                      Charles E. Hance                    David R. Walker
                      John R. Kopicki                     Ronald E. West
                      Amtonia S. Marotta                  George J. Wickard


                                PERFORMANCE GRAPH

     The following graph is a requirement of the Commission. The graph compares the cumulative total return on a hypothetical $100 investment made on December 31, 1993 in: (a) the Corporation's Common Stock; (b) the CRSP Index for the NASDAQ Stock Market (U.S. Companies); and (c) the Keefe, Bruyette & Woods 50 ("KBW 50") Index. The graph is calculated assuming that dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.




                               [PERFORMANCE GRAPH]



Symbol                 Index Description    12/31/93       12/31/94      12/31/95      12/31/96     12/31/97       12/31/98
------                ------------------    --------       --------      --------      --------     --------       --------
                  UNITED NATIONAL            $l00.00       $ 115.80       $129.60       $150.30      $245.70        $238.20
                  BANCORP
                  CRSP Index for Nasdaq      $l00.00        $ 97.80       $138.30       $170.00      $208.60        $293.20
                  Stock Market (US
                  Companies)
                  Keefe, Bruyette, & Woods   $l00.00        $ 94.90       $152.00       $215.01      $314.32        $340.34
                  50 Index


PROPOSAL 2 -  AN AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION
              TO INCREASE THE AUTHORIZED COMMON STOCK OF THE CORPORATION FROM 16,000,000 TO 25,000,000 SHARES.


General

     The Board of Directors on February 16, 1999 unanimously approved an amendment to Article 3 of the Certificate of Incorporation (the "Certificate") to increase the authorized common stock to 25,000,000 shares.

     Under the proposed amendment, the Corporation will have a total of 26,000,000 authorized shares of which 25,000,000 shares are common stock and 1,000,000 shares are preferred stock which generally could be issued by the Board without further shareholder approval. Under the proposed amendment, the Board will have the right to establish classes or series of preferred stock and to determine the relative rights, preferences and limitations of each such new class or series, including dividend rights, conversion rights, voting rights, redemption prices and similar matters.

     The Certificate presently authorizes the issuance of 16,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 11,328,577 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding as of the record date of the Meeting.

Purpose of The Proposal

     The purpose of this amendment is to maximize the Corporation's ability to expand its capital. Although the Corporation has no agreements, commitments or plans at this time for the sale or other use of additional shares of stock, the Board of Directors believes that the proposed authorization to issue common stock will provide the Corporation with increased flexibility in generating additional capital, achieving future acquisitions and meeting its corporate needs. If the issuance of shares is deemed advisable in connection with raising additional capital, or future acquisitions, having the authority to issue the additional shares would avoid the time delay and expense of a special shareholder's meeting to authorize the issuance of either common or preferred stock. No further action or authorization by the Corporation's shareholders would be necessary prior to issuance of such stock, except as may be required for a particular transaction by applicable law or regulation.

Possible Adverse Effects of The Proposal

     The issuance of the additional common stock may have certain adverse effects upon the current holders of common stock. Holders of the Corporation's common stock will not have preemptive rights with respect to any new common stock. The issuance of further common stock would increase the number of shares of common stock outstanding, thereby diluting percentage ownership of existing shareholders, as well as possibly diluting book value per share and/or earnings per share.

POSSIBLE ANTI-TAKEOVER EFFECTS OF THE PROPOSAL

     The authorization or issuance of common stock may be viewed as being an "anti-takeover" device. In the event of a proposed merger, tender offer or other attempt to gain control of the Corporation which the Board of Directors does not believe to be in the best interests of the Corporation or its shareholders, the Corporation's Board could issue additional common or preferred stock that could make any such takeover attempt more difficult to complete. Except for the shares reserved for issuance under existing stock-based compensation plans, the Board has no specific plans to issue any common or preferred stock and does not intend to issue any common or preferred stock except on terms that the Board deems to be in the best interest of the Corporation and its shareholders.

RECOMMENDATION AND VOTE REQUIRED FOR ADOPTION OF PROPOSAL 2

     In accordance with the New Jersey Business Corporation Act and the Corporation's Certificate of Incorporation the affirmative vote of a majority of those shares of common stock voting on this proposal is required to adopt the Amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                              SHAREHOLDER PROPOSALS

     New Jersey corporate law requires that the notice of a regular or special shareholder's meeting specify the purpose of such meeting. Thus, a shareholder proposal must be referred to in Corporation's notice of shareholders' meeting for the proposal to be validly considered at a Corporation annual meeting.


     Any Corporation shareholder that wishes to have a proposal included in Corporation's notice of shareholders' meeting, proxy statement and proxy card for its 2000 annual meeting must submit the proposal to Corporation by the applicable deadline. The deadline is December 21, 1999, subject to change as noted below.


     If Corporation changes its 2000 annual meeting date to a date more than 30 days from the date of its 1999 annual meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before Corporation begins to print and mail its proxy materials. If Corporation changes the date of its 2000 annual meeting in a manner which alters the deadline, Corporation will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable means.



     SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR 1999

     KPMG LLP ("KPMG") served as the Corporation's independent public accountants for the fiscal years ended December 31, 1998, 1997 and 1996. Representatives of KPMG will be present at the Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions. KPMG also will serve as the Corporation's independent public accountants for the fiscal year ending December 31, 1999.


            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business that will be presented for consideration at the Meeting other than that stated in this Proxy Statement. Should any other matters properly come before the Meeting or any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.


     Whether you intend to be present at the Meeting or not, you are urged to return your signed proxy promptly.


                             By Order of the Board of Directors

                             Thomas C. Gregor
                             Thomas C. Gregor
                             Chairman of the Board

Bridgewater, New Jersey
April 19, 1999

                                                                      APPENDIX 1

                                   PROXY CARD

                                    (FRONT)

                            UNITED NATIONAL BANCORP

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 1999

     The undersigned hereby appoints Joanne F. Herb, Charles E. Nunn and A. Richard Abrahamian, and each of them with full powers of substitution and revocation, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of Common Stock of United National Bancorp (the 'Corporation'), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 18, 1999 at 10:00 a.m. at the Headquarters Building of the Corporation, 1130 Route 22 East, Bridgewater, New Jersey, or at any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote as indicated herein. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as set forth on the reverse. Please refer to the Proxy Statement for a discussion of each of the Proposals.

     THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTIONS ARE MADE, THIS PROXY (IF SIGNED) WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR DIRECTOR AND FOR APPROVAL OF AN AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

(Please sign proxy on reverse side and return in enclosed envelope.)

                                          UNITED NATIONAL BANCORP
                                          P.O. BOX 11175
                                          NEW YORK, NY 10203-0175

                                     (BACK)

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSALS '1' AND '2')

1. To elect seven (7) members to the          FOR all nominees  [ ]    WITHHOLD AUTHORITY to vote  [ ]    *EXCEPTIONS  [ ]
   Board of Directors of the                  listed below
   Corporation to terms expiring in the
   year set forth in parentheses next
   to their name.


Nominees: C. DOUGLAS CHERRY (2002) THOMAS C. GREGOR (2002) WILLIAM T. KELLEHER,
          JR. (2002) PATRICIA A. McKIERNAN (2002) ARLYN D. RUS (2002) DAVID R. WALKER (2002) GEORGE J. WICKARD (2002)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE 'EXCEPTIONS' BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*  Exceptions __________________________________________________________________

2. To approve an amendment to the Corporation's Certificate of Incorporation increasing the number of authorized shares of common stock from 16,000,000 to 25,000,000.

3. At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the Meeting or any adjournment thereof.

                                                  Change of Address and
                                                  or Comments Mark Here

                                          Please sign exactly as your name
                                          appears hereon. When signing in a
                                          representative capacity, please given
                                          full name.

                                          Dated __________________________, 1999

                                          ______________________________________
(Name and address of stockholder)         Signature

                                          ______________________________________
                                          Signature

                                          Votes MUST be indicated
                                          (x) in Black or Blue ink.   X



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE